Exhibit 10.32
FANNIE MAE
SUPPLEMENTAL RETIREMENT SAVINGS PLAN
Amendment
     Pursuant to Section 9.2 of the Fannie Mae Supplemental Retirement Savings Plan (the “Plan”), Fannie Mae, as authorized by the Conservator of Fannie Mae (the Federal Housing Finance Agency) and as approved by the Administrator of the Plan with respect to Section 7.2, hereby amends the Plan as follows, effective as of October 8, 2008:
1. Section 2.6 is hereby amended and restated in its entirety to read as follows:
     ““Compensation” for any period shall have the meaning given to the term “Earnings” under applicable provisions of the Retirement Savings Plan, as in effect from time to time, but shall be determined for all purposes of the Plan without regard to the IRS Limit; provided, however, that “Compensation” for a Plan Year shall include AIP bonuses, retention bonus awards paid under the program established in October 2008 and approved by the Conservator of Fannie Mae (“Retention Bonus Awards”), non-management group annual bonuses, and variable compensation (VCP) earned in, rather than received or paid in, the Plan Year. For the avoidance of doubt, “Compensation” for the Plan Year ending on December 31, 2008 shall include amounts described in the preceding sentence earned for services performed in 2008, regardless of whether the related services were performed before or after the Effective Date. For the further avoidance of doubt, “Compensation” for the Plan Year ending on December 31, 2008 shall include Retention Bonus Awards paid in December 2008, April 2009 and November 2009 and “Compensation” for the Plan Year ending on December 31, 2009 shall include Retention Bonus Awards paid in February 2010; provided that amounts paid as severance in lieu of a Retention Bonus Awards are not Retention Bonus Awards and are therefore not “Compensation” for purposes of the Plan.”
2. Section 2.18 is hereby amended and restated in its entirety to read as follows and each remaining reference in the Plan to a “Matching Credit” or “Matching Credits” is hereby amended to replace such reference to a “6% Credit” or “6% Credits”, respectively:
     “2.18 “6% Credit” means an amount credited under Section 4.3.”
3. Section 4.1 is hereby amended by adding the following sentence to the end of the section to read as follows:
     “Notwithstanding Section 2.6, Retention Bonus Awards shall not be included in the definition of Compensation for the purpose of determining a Participant’s Elective Credit for the 2008 Plan Year.”

4. Section 4.3 is hereby amended and restated in its entirety to read as follows:
     “4.3. 6% Credits. For each Plan Year, a 6% Credit shall be added to the Account of each Participant equal to 6% of the lesser of (a) the amount of the Participant’s Compensation for such Plan Year or (b) two times the amount of the Participant’s base salary for such Plan Year, in either case as reduced by the IRS Limit. For the avoidance of doubt, such 6% Credit shall be added to the Account of each Participant regardless of the amount of Elective Credits, if any, credited to such Participant’s Account for such Plan Year. 6% Credits shall be added to the Participant’s Account at such times as the Administrator may determine.”
5. A new Section 4.5 is hereby added, which Section shall read in its entirety as follows:
     “4.5. No Further Elective Credits. Notwithstanding any other provision of the Plan to the contrary, no elections to defer Compensation may be made under the Plan after October 8, 2008 and no deferrals of any Compensation or any Award shall be permitted under the Plan after January 1, 2009 except for the continued deferral of any previously deferred amounts consistent with the requirements of Section 409A of the Code.”
6. Section 7.2 is hereby amended and restated in its entirety to read as follows:
     “7.2 Form of Payment. Amounts credited to the Participant’s vested Account shall be paid in a single lump sum.”
7. Section 7.8 is hereby amended and restated in its entirety to read as follows:
     “7.8. Distribution of Small Accounts. Notwithstanding any other provision of the Plan to the contrary and at the sole discretion of the Company, if, at the time a Participant’s vested Account is scheduled to be paid or commence to be paid under Section 7.1 or at such other time as may be permissible under Section 409A of the Code, the amount credited to such Account, together with any other amounts payable to a Participant pursuant to any other nonqualified deferred compensation plan of the Company (and all other all other corporations and trades or businesses, if any, that would be treated as a single “service recipient” with the Company under Section 1.409A-1(h)(3) of the Treasury Regulations) that is an account balance plan described in Sections 1.409A-1(c)(2)(i)(A) or 1.409A-1(c)(2)(i)(B) of the Treasury Regulations, is less than the dollar amount in effect under Code section 402(g)(1)(B), the Participant’s vested Account may be distributed in a single lump sum in accordance with Section 1.409A-3(j)(4)(v) of the Treasury Regulations.”
8. Section 9.1 is hereby amended and restated in its entirety to read as follows:
     “9.1. Termination of Plan. The Company may at any time by action of the Board terminate this Plan. Upon termination of the Plan, no further deferrals will be permitted. Each Participant’s Account will be maintained, credited and paid pursuant to the provisions of this Plan and the Participant’s elections.”